SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                       Date of Report:  September 16, 1998



                                 MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)



                        Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD      20878
     (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


                  No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company and Synagis is a trademark.


                                 MEDIMMUNE, INC.
                           Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated September 15, 1998:

       MEDIMMUNE APPOINTS MELVIN BOOTH PRESIDENT & CHIEF OPERATING OFFICER
    - Management Responsibilities Aligned to Focus on Next Phase of Growth -

Gaithersburg, MD, September 15, 1998 -- MedImmune (Nasdaq:MEDI) today announced that Melvin D. Booth has joined the Company as President and Chief Operating Officer and is expected to be elected to the Board of Directors at the next meeting. Mr. Booth will report to Wayne T. Hockmeyer, Ph.D., Chairman and Chief Executive Officer, and be responsible for all the operating functions of the Company including, Marketing & Sales, Manufacturing, Engineering and Facilities, Regulatory and Human Resources. Mr. Booth was most recently President and Chief Operating Officer of Human Genome Sciences, Inc. (Nasdaq:HGSI) and prior to that served for twenty years at Syntex Corporation, including as President of Syntex Laboratories, the U.S. pharmaceutical operating unit of Syntex Corporation.

"As MedImmune enters an exciting new phase of growth with the launch of our new product Synagis, I am delighted to have Mel join the management team. His talent, experience and leadership skills in building and running large pharmaceutical company operations at Syntex and now more recently in building a successful biotechnology business at Human Genome Sciences will be real strengths for us," commented Wayne T. Hockmeyer, Ph.D., Chairman and Chief Executive Officer.

David Mott, formerly President and Chief Operating Officer, now Vice Chairman and Chief Financial Officer will continue to report to Dr. Hockmeyer. Mr. Mott's direct responsibilities will include Finance, Business Development and Strategic Planning. Dr. Hockmeyer will have direct responsibility for Research, Development and Clinical Affairs.

Dr. Hockmeyer added that, "Mel's years of operating experience significantly strengthens the current management team at MedImmune and positions us well to focus most effectively on the three critical areas for MedImmune's future growth: product development, commercialization and strategic initiatives. I believe MedImmune is at the early stages of a long-term growth cycle. Mel's presence should increase our opportunities to successfully grow and build the business and ensure continued excellence in operations, while carefully evaluating new opportunities to expand the business."

While at Human Genome Sciences, Mr. Booth was involved in growing the business into a leading genomic research and development company with the goal of building a fully integrated pharmaceutical company. During his tenure, Human Genome grew from 180 employees to approximately 400 employees and the company now has what it believes is the most complete set of human genes, including two product candidates currently in the clinic. Prior to joining Human Genome Sciences in 1995, Mr. Booth served in various executive capacities at Syntex, including as President of the U.S. pharmaceutical business, Syntex Laboratories. Previously, Mr. Booth served as President of Syntex Pharmaceuticals Pacific, President of Syntex Canada and President of Syntex Dental Products, Inc.

"Mel brings us the experience of an executive who has successfully run a pharmaceutical business with over $1 billion in annual sales, and who has also shown the ability to excel in the entrepreneurial biotechnology environment," added David Mott, Vice Chairman and Chief Financial Officer. "I believe that the addition of Mr. Booth to our management team will enhance our ability to assure continued excellence in all areas of the business as the Company's growth accelerates over the next several years. Mel's extensive experience and contacts within the pharmaceutical industry will also provide MedImmune with valuable new insight and opportunities for future growth as we now seek to build on the base we have established over MedImmune's first ten years."

MedImmune is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune markets three products through its hospital-based sales force and has four new product candidates in clinical trials. MedImmune is located in Gaithersburg, MD.

This announcement contains, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission.

(REGISTRANT)      MEDIMMUNE, INC.




BY (SIGNATURE)    /s/ David M. Mott
(NAME AND TITLE)  David M. Mott, Vice Chairman and Chief Financial Officer

(DATE)            September 16, 1998